SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2022

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Vintage Wine Estates, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	001-40016	87-1005902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

937 Tahoe Boulevard, Suite 210

Incline Village, Nevada 89451

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (877) 289-9463

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	VWE	The NASDAQ Stock Market LLC
Warrants to purchase common stock	VWEWW	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 — Entry into a Material Definitive Agreement

On December 13, 2022, Vintage Wine Estates, Inc. (the “Company”) entered into a Second Amended and Restated Loan and Security Agreement (the “Second A&R Loan and Security Agreement”), dated as of December13, 2022, by and among the Company, certain subsidiaries of the Company party thereto from time to time (collectively, the “Borrowers”), certain financial institutions party thereto from time to time (collectively, the “Lenders”), and Bank of the West, as administrative agent.

The Second A&R Loan and Security Agreement, among other things, provides a new real estate backed term loan facility in the principal amount of approximately $156.5 million, the proceeds of which (to the extent drawn) were used to, among other things, pay down outstanding amounts of under the Company’s existing credit facilities, such that, following the effectiveness of the Second A&R Loan and Security Agreement and the consummation of the borrowings, paydowns and other transactions contemplated thereby to occur on the closing date, the credit facilities under the Second A&R Loan and Security Agreement consist of: (i) the above-referenced term loan facility in the principal amount of approximately $156.5 million (approximately $154.6 of which is drawn; remaining amounts are available to be drawn through June 30, 2023) (the “Term Loan Facility”), (ii) an accounts receivable and inventory revolving facility in the principal amount of approximately $229.7 million (approximately $124.8 million of which is drawn) (the “Revolving Facility”), (iii) an equipment loan facility in the principal amount of approximately $4.2 million (all of which is drawn) (the “Equipment Loan”), (iv) a capital expenditure facility in the principal amount of approximately $15.2 million (all of which is drawn) (the “Capex Facility”) and (v) a delayed draw term loan facility in the principal amount of approximately $52.9 million (approximately $30.6 million of which is drawn; remaining amounts are available to be drawn through December 13, 2023) (the “DDTL Facility”, and, together with the Term Loan Facility, the Revolving Facility, the Equipment Loan and the Capex Facility, the “Credit Facilities”).

The Term Loan Facility matures on December 13, 2027, and the Second A&R Loan and Security Agreement extends the maturities of the other credit facilities as follows: (i) the Revolving Facility matures on December 13, 2027, (ii) the Equipment Loan matures on December 31, 2026, (iii) the Capex Facility matures on June 30, 2027 and (iv) the DDTL Facility matures on December 13, 2027.

Regularly scheduled principal repayments of the Credit Facilities (other than the Revolving Facility) are payable on a quarterly basis as follows: (i) with respect to the Term Loan Facility, in an amount equal to the original principal amount of the applicable term loan multiplied by 1.0%, (ii) with respect to the Equipment Loan, in an amount equal to $249,732, (iii) with respect to the Capex Facility, in an amount equal to $801,234, and (iv) with respect to the DDTL Facility, in an amount equal to the original principal amount of the applicable delayed draw term loan multiplied by (x) with respect to delayed draw term loans used to purchase equipment, 1/28 and (y) with respect to delayed draw term loans used to purchase real estate, 1.0%. Repayment of the Revolving Facility is required if the borrowing base (as defined in the credit facility) does not support the amount of borrowing on the facility. Any unpaid principal with respect to any Credit Facility is due at maturity of such Credit Facility.

Borrowings under the Credit Facilities bear interest at a rate per annum equal to, at the Company’s option, either (a) a Term SOFR rate for the applicable interest period relevant to such borrowing, plus a credit spread adjustment depending on such interest period (0.10% for one-month; 0.15% for three-months; and 0.25% for six-months), plus an applicable margin (2.25% for the Credit Facilities other than the Revolving Facility; based on a grid depending on average availability for the Revolving Facility, with the initial applicable margin for the Revolving Facility being 2.00%) or (b) an adjusted base rate, or ABR, determined by reference to the highest of (i) 0.50% above the federal funds effective rate, (ii) the rate of interest established by the administrative agent as its “prime rate” and (iii) 1.0% above the sum of Term SOFR rate for a one-month term commencing that day plus a credit spread adjustment of 0.10%, plus, in each case, an applicable margin (1.25% for the Credit Facilities other than the Revolving Facility; based on a grid depending on average availability for the Revolving Facility, with the initial applicable margin for the Revolving Facility being 1.00%).

In addition, the Second A&R Loan and Security Agreement and related loan documents provide for recurring fees with respect to the Credit Facilities, including (i) a fee for the unused commitments of the lenders under the Term Loan Facility, the Revolving Facility and the DDTL Facility, payable quarterly, accruing at a rate equal to (x) with respect to the Term Loan Facility and the DDTL Facility, 0.25% per annum and (y) with respect to the Revolving Facility, a rate per annum based on a grid depending on average availability under the Revolving Facility, which rate is initially 0.20%, (ii) letter of credit fees (which vary depending on the applicable margin rate based on the average availability under the Revolving Facility), frontings fees and processing fees to each issuing bank and (iii) administration fees.

The Credit Facilities are secured by substantially all of the assets of the Company and the Borrowers.

In addition to the foregoing, the Second A&R Loan and Security Agreement includes certain other amendments, including, without limitation, (i) to provide that the minimum capital expenditure amount for purposes of calculating the fixed charge coverage ratio will increase by $175,000 per quarter until it reaches $1.5 million, (ii) the addition of a maximum debt to capitalization ratio covenant, initially set at 0.60:1.00 and stepping down to 0.575:1.00 and 0.55:1.00 with the quarters ending March 31, 2024 and December 31, 2024, respectively, (iii) certain new EBITDA addbacks (and one historical EBITDA deduction in the amount of approximately $1.4 million for the quarter ended September 30, 2022) and (iv) certain amendments to the conditions for permitted acquisitions and accordion increases.

The foregoing summary of the Second A&R Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 8.01 — Other Events

On December 19, 2022, the Company issued a press release relating to its sale of a portion of The Laetitia Vineyard and the Second A&R Loan and Security Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*

Second Amended and Restated Loan and Security Agreement, dated as of December 13, 2022, by and among Vintage Wine Estates, Inc., certain subsidiaries of Vintage Wine Estates, Inc. party thereto from time to time, certain financial institutions party thereto from time to time, and Bank of the West, as Administrative Agent

99.1	Press release, dated December 19, 2022
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Exhibits marked with a (*) exclude certain immaterial schedules and exhibits pursuant to the provisions of Regulation S-K, Item 601(a)(5). A copy of any of the omitted schedules and exhibits will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vintage Wine Estates, Inc.
(Registrant)

Date:	December 19, 2022	/s/ Patrick Roney
Patrick Roney
Chief Executive Officer